Invesco Van Kampen Enterprise Fund                               SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.

For period ending: 6/30/2010
File number:       811-3826
Series No.:        12

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         50,623
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          4,207
        Class C                            868
        Class Y                             75


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 13.96
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                        $ 12.35
        Class C                        $ 12.50
        Class Y                        $ 14.03